UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 3, 2015

BOSTON OMAHA CORPORATION (formerly known as REO PLUS, INC.)
(Exact name of registrant as specified in its Charter)

Delaware	333-170054	27-0788438
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

(Address and telephone number of principal executive offices, including zip code)
292 Newbury Street, Suite 333 Boston, Massachusetts 02115 (857) 256-0079
___________________________________
(Former name or address, if changed since last report)
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01              COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 31, 2015, Link Media Alabama, LLC, which is owned by Link Media Holdings, LLC, our subsidiary, entered into an Asset Purchase Agreement with I-85 Advertising, LLC, the members of I-85 Advertising, LLC and Canton Partners (an affiliate of I-85 Advertising, LLC), by which Link Media Alabama, LLC acquired five billboards, rights to certain easements, and related assets from I-85 Advertising, LLC.   The billboards and related assets are located along Interstate 85 in Georgia.  The purchase price for the acquired assets was $1,294,900 paid at closing.

The Asset Purchase Agreement is attached to this Report on Form 8-K as Exhibit 2.1.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

The Company will provide information, if any is required by Item 9.01, on or before November 20, 2015 (71 calendar days after September 8, 2015, the date that this Form 8-K must be filed).

(d)                      Exhibits.

Exhibit Number 2.1	Exhibit Title Asset Purchase Agreement dated August 31, 2015 by and among Link Media Alabama, LLC, I-85 Advertising, LLC, the members of I-85 Advertising, LLC and Canton Partners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON OMAHA CORPORATION
(Registrant)
By:  /s/ Alex B. Rozek
Alex B. Rozek, President
Date: September 3, 2015